Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to Registration Statement on Form S-4 (No. 333-279319) of Drilling Tools International Corporation of our report dated March 15, 2024, relating to the consolidated financial statements of Superior Drilling Products, Inc. as of December 31, 2023 and 2022, and for the years then ended. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Moss Adams LLP

Dallas, Texas

June 24, 2024